UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2025

Immunocore Holdings plc
(Exact name of registrant as specified in its Charter)

England and Wales	001-39992	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

92 Park Drive, Milton Park Abingdon, Oxfordshire, United Kingdom	OX14 4RY
(Address of principal executive offices)	(Zip Code)

+44 1235 438600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value £0.002 per share	IMCR	The Nasdaq Stock Market LLC
Ordinary share, nominal value £0.002 per share*	*	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On February 26, 2025, Immunocore Holdings plc (the “Company”) issued a press release announcing its financial results for the fourth quarter and full year ended December 31, 2024, as well as other recent corporate updates. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

The information in this Item 2.02 of this Current Report on 8-K, including Exhibits 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific references in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2025, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors of the Company (the “Board”), the Board appointed William Pao, M.D., Ph.D. to serve as a Class II director of the Company, effective February 25, 2025. Dr. Pao will serve for a term expiring at the Company’s 2026 annual meeting of shareholders, and until his successor is elected and has been qualified, or until his earlier death, resignation or removal.

William Pao, M.D., Ph.D., age 57, is the co-founder and since May 2024 has served as the Chief Executive Officer of Revelio Therapeutics, Inc. Prior to Revelio, Dr. Pao served as the Chief Development Officer, Executive Vice President at Pfizer, Inc. from March 2022 to August 2023. He also previously served in various roles at F. Hoffmann-LaRoche AG from May 2014 to March 2022, including most recently as its Head of Pharma Research & Early Development and as a member of its Enlarged Corporate Executive Committee from April 2018 until March 2022. In addition to his role at Revelio, Dr. Pao has served as an Adjunct Professor of Pharmacology and Medicine at the Joan & Sanford I. Weill Medical College of Cornell University since May 2024 and as an Adjunct Professor of Medicine at Vanderbilt University Medical Center since 2014. Dr. Pao is also a member of the board of directors of the American Association for Cancer Research, as well as the boards of directors of Obsidian Therapeutics, Inc. and Alentis Therapeutics, AG. Dr. Pao has a B.A. from Harvard University and an M.D. and Ph.D. from Yale University.

Dr. Pao will be compensated in accordance with the Company’s non-executive director remuneration policy (the “Remuneration Policy”) as described in the Company’s definitive proxy statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on April 12, 2024, as amended in December 2024. Pursuant to the Remuneration Policy, Dr. Pao will receive an option grant to purchase ordinary shares of the Company with an aggregate grant date fair value of $400,000, with a grant date of February 25, 2025. The option will vest in equal monthly installments over a three year period such that the option is fully vested on the third anniversary of the date of grant, subject to Dr. Pao’s continuous service as of each such vesting date. In addition, Dr. Pao will be eligible to receive compensation fees in connection with his service on the Board and any committees of the Board, as well as additional option grants in the future under the Remuneration Policy.

The Company has entered into its standard indemnity deed for directors with Dr. Pao in connection with his appointment to the Board, the form of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form F-1 (File No. 333-252166), initially filed with the Securities and Exchange Commission on January 15, 2021.

There are no arrangements or understandings between Dr. Pao and any other persons pursuant to which he was selected as a director. There is no family relationship between Dr. Pao and any of the Company’s other directors or executive officers. Since January 1, 2024, Dr. Pao did not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated February 26, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOCORE HOLDINGS PLC

Dated: February 26, 2025	By:	/s/ Bahija Jallal, Ph.D.
Name:	Bahija Jallal, Ph.D.
Title:	Chief Executive Officer